EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Analysts and Institutional Investors:	Shareholder Services:
James A. Fleming	T 855-347-0042 (toll free)
EVP - Chief Financial Officer	F 816-701-7629
E shareholders@columbiapropertytrust.com
Krister Romeyn
Investor Relations
E IR@columbiapropertytrust.com
T 404-465-2200

Columbia Property Trust Reports Second Quarter 2014 Results
ATLANTA--August 7, 2014--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP) reported financial results today for the second quarter ended June 30, 2014.
Highlights:

•
For the second quarter of 2014, Normalized Funds from Operations (FFO) was $0.53, Adjusted Funds from Operations (AFFO) per diluted share was $0.45, and Net Income Attributable to Common Shareholders per diluted share was $0.06

•	Enhanced senior management team with hiring of real estate veterans to lead eastern and western regions

•	Raised the upper and lower end of 2014 Normalized FFO guidance range

•	Subsequent to quarter end, signed 62,400 square feet of new and renewal leases at 221 Main Street in San Francisco at rates well above original underwriting, bringing the property to 88.9% leased

•	Completed dispositions of three office properties for $89 million
"Our portfolio continued to perform well with strong leasing contributing to another quarter of improved Normalized FFO. Last year's portfolio disposition of non-core assets, combined with recent transaction activity, substantially improved the overall quality and embedded growth within the portfolio," noted Nelson Mills, President and CEO of Columbia Property Trust. "We achieved another major objective for 2014 with the creation of our eastern and western regional platforms led by Brian Berry and David Dowdney, respectively. With these teams in place, we are already seeing an impact on leasing velocity and transaction activity. The execution of significant new and renewal leases at our latest acquisition, 221 Main Street in San Francisco, well above our original underwriting, provides the most recent example of our ongoing commitment to creating value in strong primary markets.  We are currently pursuing several attractive investment opportunities and, as a result, have increased our 2014 guidance ranges for both acquisitions and dispositions."

Regional Investment and Asset Management Platform:
During the second quarter, we achieved a major objective for 2014 with the hiring of two accomplished and experienced real estate professionals to lead all transactional and investment management activities in our new eastern and western regional offices:

•	Brian Berry, a 25-year veteran with experience building regional operating teams while at Tishman Speyer and Trizec Properties, was named Senior Vice President - Eastern Region.

•	David Dowdney, a 20-year veteran most recently leading GE Capital Real Estate’s U.S. office portfolio, was named Senior Vice President - Western Region.

•	New leasing and asset management offices for each region have been opened at Market Square in Washington, D.C. and at 221 Main Street in San Francisco.

•	Local asset management and investment professionals are being added in each office to complement continued growth in these and nearby primary markets.
Portfolio Highlights:

•
During the second quarter, we entered into leases for approximately 193,000 rentable square feet of office space with an average lease term of approximately 9.3 years. Our second quarter leasing activity included 130,000 square feet of new leases and 63,000 square feet of renewal leases.

•
Subsequent to quarter end, we completed a total of 62,400 square feet of new and renewal leases at 221 Main Street in San Francisco, bringing the recently acquired Class A office building to 88.9% leased.

•	As of June 30, 2014, our portfolio of 37 office properties was 93.5% leased and 92.2% occupied compared with 93.0% leased and 93.0% occupied as of June 30, 2013.

•	For leases executed during the quarter, we experienced a 1.2% decrease in rental rates on a cash basis and a 12.3% increase in rental rates on a GAAP basis.
Disposition Activity:
During June and early July, we completed the sale of three separate office buildings for total proceeds of $88.5 million. The transactions included:

•	Sale of the 247,624-square-foot Class-A office property at 7031 Columbia Gateway Drive in Columbia, MD, to the existing tenant, MICROS Systems, Inc.;

•	Sale of the 128,296-square-foot Class-A property at 200 South Orange in Orlando, FL, to Susquehanna Holdings, LTD.; and

•	Sale of the previously vacant 240,274-square-foot Class-B office property at 160 Park Avenue (f/k/a 180 Park Avenue #103) in Florham Park, NJ, to new user Automatic Switch Company.
Financial Results:
Net Income Attributable to Common Stockholders was $8.0 million, or $0.06 per diluted share, for the second quarter of 2014 compared with Net Income Attributable to Common Stockholders of $20.6 million, or $0.15 per diluted share, for the second quarter of 2013. Net Income Attributable to Common Stockholders was $11.4 million, or $0.09 per diluted share, for the first six months of 2014 compared with a Net Loss Attributable to Common stockholders of $2.0 million, or $(0.01) per diluted share, for the first six months of 2013.
Normalized FFO was $66.6 million, or $0.53 per diluted share, for the second quarter of 2014 compared with $73.5 million, or $0.54 per diluted share, in the prior-year period. Normalized FFO was $129.7 million, or $1.04 per diluted share, for the first six months of 2014 compared with $139.5 million, or $1.02 per diluted share, in the prior-year period.

AFFO was $56.0 million, or $0.45 per diluted share, for the second quarter of 2014 compared with $44.6 million, or $0.33 per diluted share, in the prior-year period. AFFO was $97.3 million, or $0.78 per diluted share, for the first six months of 2014 compared with $93.2 million, or $0.68 per diluted share, in the prior-year period.
NOI for the second quarter of 2014 decreased 10.6% on a GAAP basis and decreased 7.1% on a cash basis compared with the prior-year period, primarily due to the sale of 18 properties in November 2013. NOI for the first six months of 2014 decreased 11.5% on a GAAP basis and decreased 7.6% on a cash basis compared with the prior-year period, primarily due to the sale of 18 properties in November 2013. Same Store NOI for the second quarter of 2014 was flat compared with the prior-year period on a GAAP basis and increased 3.5% on a cash basis. Same Store NOI for the first six months of 2014 was flat compared with the prior-year period on a GAAP basis and increased 3.5% on a cash basis.
Distributions:
For the second quarter of 2014, the Company paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on June 17, 2014 to stockholders of record as of June 2, 2014. For the third quarter, the Company will pay a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The third quarter dividend will be payable on September 16, 2014 to stockholders of record on September 2, 2014.
Guidance for 2014:
Based on continued strong performance of the portfolio, increased acquisition activity and a growing pipeline, the Company has raised both the upper and lower end of its previous guidance for 2014. For the year ending December 31, 2014, the Company now expects to report Normalized FFO in the range of $1.95 to $2.00 per share and Net Income Available to Common Stockholders in the range of $0.27 to $0.29 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to Normalized FFO per diluted share is provided as follows:

	Full Year
	2014 Range
	Low	High
Net income available to common stockholders	$0.27	$0.29
Real estate depreciation & amortization	$1.51	$1.54
Normalized FFO(1)	$1.95	$2.00

(1)
As defined, in addition to depreciation and amortization per share, impairment changes of $0.12 per share in the first and second quarter of 2014 and acquisition fees of $0.05 per share in the second quarter are required to reconcile Net Income per share to Normalized FFO per share.

The Company has updated the following assumptions for its portfolio to reflect recent and expected dispositions primarily of suburban, single-tenant properties; the expected timing late in the second half of the year of a larger single-tenant office building disposition; and increased acquisition activity that would be match-funded with disposition proceeds. This guidance excludes the impact of the GAAP treatment of gain or loss on interest rate swaps.

•	Leased percentage at year end 2014 of 92.0% to 94.0%

•	Same Store Cash NOI growth of 2.0% to 4.0%

•	GAAP straight-lined rental income of $7 million to $9 million

•	G&A of $32 million to $34 million, excluding any unusual or one-time items

•	Dispositions of $400 million to $600 million (as of July 31, 2014, $89 million has been completed)

•	Acquisitions of $450 million to $650 million (as of July 31, 2014, $229 million has been completed)

•	Weighted average diluted share count of 125.0 million

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on Friday, August 8, 2014, at 10:00 a.m. ET to discuss quarterly financial results, business highlights and provide a Company update. The number to call for this interactive teleconference is (212) 231-2910. A replay of the conference call will be available through August 15, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21721243.
The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company’s website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. Columbia Property Trust's portfolio consists of 37 office properties and one hotel, which include 58 operational buildings, comprising approximately 16.8 million square feet located in 12 states and the District of Columbia. For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.
Non-GAAP Supplemental Financial Measure Definitions:
The following non-GAAP Supplemental Financial Measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations as presented in the accompanying consolidated statements of operations.
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, and (iii) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) straight-line rental income - lease terminations, (iv) gain (loss) on interest rate swaps, (v) non-incremental capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI): Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) cash lease termination income, (v) amortization of deferred maintenance, (vi) straight-line rent, (vii) straight-line rent - lease terminations, (viii) net effect of above/(below) market amortization, (ix) GAAP lease termination expense (x) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI): GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued

operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	June 30, 2014	December 31, 2013
Assets:
Real estate assets, at cost:
Land	$749,068	$706,938
Buildings and improvements, less accumulated depreciation of $641,687 and $604,497, as of June 30, 2014 and December 31, 2013, respectively	3,020,793	2,976,287
Intangible lease assets, less accumulated amortization of $308,341 and $298,975, as of June 30, 2014 and December 31, 2013, respectively	269,821	281,220
Construction in progress	18,943	7,949
Real estate assets held for sale, less accumulated depreciation and amortization of $14,527, as of June 30, 2014	49,809	—
Total real estate assets	4,108,434	3,972,394
Cash and cash equivalents	49,334	99,855
Tenant receivables, net of allowance for doubtful accounts of $10 and $52 as of June 30, 2014 and December 31, 2013, respectively	7,154	7,414
Straight-line rent receivable	117,991	113,592
Prepaid expenses and other assets	27,974	32,423
Deferred financing costs, less accumulated amortization of $13,444 and $11,938, as of June 30, 2014 and December 31, 2013, respectively	9,527	10,388
Intangible lease origination costs, less accumulated amortization of $221,615 and $216,598, as of June 30, 2014 and December 31, 2013, respectively	133,778	148,889
Deferred lease costs, less accumulated amortization of $33,096 and $27,375, as of June 30, 2014 and December 31, 2013, respectively	105,640	87,527
Investment in development authority bonds	120,000	120,000
Other assets held for sale, less accumulated amortization of $4,296, as of June 30, 2014	1,539	—
Total assets	$4,681,371	$4,592,482
Liabilities:
Line of credit and notes payable	$1,386,644	$1,240,249
Bonds payable, net of discount of $944 and $1,070, as of June 30, 2014 and December 31, 2013, respectively	249,056	248,930
Accounts payable, accrued expenses, and accrued capital expenditures	98,737	99,678
Deferred income	24,353	21,938
Intangible lease liabilities, less accumulated amortization of $78,945 and $76,500, as of June 30, 2014 and December 31, 2013, respectively	76,069	73,864
Obligations under capital leases	120,000	120,000
Liabilities held for sale, less accumulated amortization of $3,719 as of June 30, 2014	1,327	—
Total liabilities	1,956,186	1,804,659
Commitments and Contingencies (Note 6)	—	—
Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 124,966,166 and 124,830,122 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	1,249	1,248
Additional paid-in capital	4,600,874	4,600,166
Cumulative distributions in excess of earnings	(1,873,842)	(1,810,284)
Other comprehensive loss	(3,096)	(3,307)
Total equity	2,725,185	2,787,823
Total liabilities and equity	$4,681,371	$4,592,482
See accompanying notes.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)		(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$103,821	$103,103	$204,388	$204,409
Tenant reimbursements	22,934	21,266	46,667	43,510
Hotel income	6,505	6,562	10,566	11,516
Other property income	3,497	966	4,304	1,254
	136,757	131,897	265,925	260,689
Expenses:
Property operating costs	38,832	37,069	77,812	74,653
Hotel operating costs	4,689	4,820	8,830	9,081
Asset and property management fees:
Related-party	—	—	—	4,693
Other	675	530	964	1,143
Depreciation	30,169	26,955	57,473	53,665
Amortization	20,221	19,982	38,742	39,884
Impairment loss on real estate assets	1,432	—	14,982	—
General and administrative	8,412	8,957	15,358	45,776
Acquisition fees and expenses	6,102	—	6,102	—
	110,532	98,313	220,263	228,895
Real estate operating income	26,225	33,584	45,662	31,794
Other income (expense):
Interest expense	(18,860)	(26,049)	(36,770)	(52,183)
Interest and other income	1,802	9,113	3,612	18,224
Gain (loss) on interest rate swaps	(105)	164	(335)	221
	(17,163)	(16,772)	(33,493)	(33,738)
Income (loss) before income tax expense	9,062	16,812	12,169	(1,944)
Income tax expense	(351)	(323)	(7)	(222)
Income (loss) from continuing operations	8,711	16,489	12,162	(2,166)
Discontinued operations:
Operating income (loss) from discontinued operations	(40)	4,112	237	(9,855)
Gain (loss) on disposition of discontinued operations	(650)	—	(978)	10,014
Income (loss) from discontinued operations	(690)	4,112	(741)	159
Net income (loss)	$8,021	$20,601	$11,421	$(2,007)
Per-share information – basic:
Income (loss) from continuing operations	$0.07	$0.12	$0.10	$(0.02)
Income (loss) from discontinued operations	$(0.01)	$0.03	$(0.01)	$0.00
Net income (loss)	$0.06	$0.15	$0.09	$(0.01)
Weighted-average common shares outstanding – basic	124,860	135,816	124,855	136,166
Per-share information – diluted:
Income (loss) from continuing operations	$0.07	$0.12	$0.10	$(0.02)
Income (loss) from discontinued operations	$(0.01)	$0.03	$(0.01)	$0.00
Net income (loss)	$0.06	$0.15	$0.09	$(0.01)
Weighted-average common shares outstanding – diluted	124,919	135,816	124,901	136,166
Dividends per share	$0.300	$0.380	$0.600	$0.760

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Reconciliation of Net Income (Loss) to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income (loss)	$8,021	$20,601	$11,421	$(2,007)
Adjustments:
Depreciation of real estate assets(1)	30,169	30,608	57,473	61,235
Amortization of lease-related costs(1)	20,221	22,327	38,742	44,274
Impairment loss on real estate assets(1)	1,432	—	14,982	16,867
Loss (gain) on sale of real estate - discontinued operations	650	—	978	(10,014)
Funds From Operations adjustments	52,472	52,935	112,175	112,362
Funds From Operations	$60,493	$73,536	$123,596	$110,355
Real estate acquisition related costs	6,102	—	6,102	—
Consulting and transition services fees(2)	—	—	—	29,187
Normalized FFO	$66,595	$73,536	$129,698	$139,542
Other income (expenses) included in net income (loss), which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(3)	(924)	(555)	(1,200)	(1,173)
Straight-line rental income	(1,789)	(5,955)	(3,879)	(12,550)
Straight-line rental income - lease terminations	3,290	(573)	3,024	(571)
Gain on interest rate swaps	(1,227)	(1,783)	(2,324)	(3,461)
Stock-based compensation expense(4)	516	—	1,023	—
Non-cash interest expense(5)	776	862	1,512	1,720
Total other non-cash adjustments	642	(8,004)	(1,844)	(16,035)
Non-incremental capital expenditures(6)	(11,203)	(20,930)	(30,547)	(30,292)
Adjusted FFO	$56,034	$44,602	$97,307	$93,215
Weighted-average shares outstanding - basic	124,860	135,816	124,855	136,166
Per-share information - basic
FFO per share	$0.48	$0.54	$0.99	$0.81
Normalized FFO per share	$0.53	$0.54	$1.04	$1.02
Adjusted FFO per share	$0.45	$0.33	$0.78	$0.68
Weighted-average shares outstanding - diluted	124,919	135,816	124,901	136,166
Per-share information - diluted
FFO per share	$0.48	$0.54	$0.99	$0.81
Normalized FFO per share	$0.53	$0.54	$1.04	$1.02
Adjusted FFO per share	$0.45	$0.33	$0.78	$0.68

(1)	Includes amounts attributable to consolidated properties, including discontinued operations.

(2)
Includes nonrecurring fees incurred under the consulting and transition services agreements. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(3)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(4)	This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan.

(5)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(6)
Non-Incremental Capital Expenditures are defined as capital expenditures related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Reconciliation of Net Income (Loss) to Net Operating Income and Same Store Net Operating Income:
Net income (loss)	$8,021	$20,601	$11,421	$(2,007)
Net interest expense	18,860	26,049	36,770	52,183
Interest income from development authority bonds	(1,800)	(9,107)	(3,600)	(18,214)
Income tax benefit	351	323	7	222
Depreciation	30,169	26,955	57,473	53,665
Amortization	20,221	19,982	38,742	39,884
EBITDA	$75,822	$84,803	$140,813	$125,733
Impairment loss	1,432	—	14,982	—
Consulting and transition services fees(1)	—	—	—	29,187
Real estate acquisition costs	6,102	—	6,102	—
Discontinued operations adjustment	650	7,126	978	21,071
Adjusted EBITDA	$84,006	$91,929	$162,875	$175,991
Asset management fees(2)	—	—	—	5,083
General and administrative	8,412	8,957	15,358	16,589
Interest rate swap valuation adjustment	(1,227)	(1,783)	(2,324)	(3,461)
Interest expense associated with interest rate swaps	1,332	1,619	2,659	3,240
Lease termination income - cash(3)	(6,314)	—	(6,495)	—
Amortization of deferred maintenance	169	48	294	95
Straight-line rental income(2)	(1,789)	(5,955)	(3,879)	(12,550)
Straight-line rental income - lease terminations	3,290	(573)	3,024	(571)
Net effect of above/(below) market amortization	(1,092)	(571)	(1,494)	(1,037)
Lease termination expense - GAAP(4)	(114)	(1)	(114)	(1)
NOI - Cash basis from discontinued operations adjustments	110	(286)	128	549
Net Operating Income - Cash Basis	$86,783	$93,384	$170,032	$183,927
Net Operating Income from:
Acquisitions(5)	(943)	—	(943)	—
Dispositions(6)	(286)	(10,714)	(600)	(21,092)
Same Store NOI - Cash Basis	$85,554	$82,670	$168,489	$162,835

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Excludes adjustments for straight-line rent related to lease terminations.

(4)	Includes adjustments for straight-line rent related to lease terminations.

(5)	Includes the following acquisition: 221 Main Street.

(6)
Dispositions include: 200 South Orange Building, 160 Park Avenue, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Reconciliation of Net Income (Loss) to Net Operating Income and Same Store Net Operating Income:
Net income (loss)	$8,021	$20,601	$11,421	$(2,007)
Net interest expense	18,860	26,049	36,770	52,183
Interest income from development authority bonds	(1,800)	(9,107)	(3,600)	(18,214)
Income tax benefit	351	323	7	222
Depreciation	30,169	26,955	57,473	53,665
Amortization	20,221	19,982	38,742	39,884
EBITDA	$75,822	$84,803	$140,813	$125,733
Impairment loss	1,432	—	14,982	—
Consulting and transition services fees(1)	—	—	—	29,187
Real estate acquisition-related costs	6,102	—	6,102	—
Discontinued operations adjustment	650	7,126	978	21,071
Adjusted EBITDA	$84,006	$91,929	$162,875	$175,991
Asset management fees(2)	—	—	—	5,083
General and administrative	8,412	8,957	15,358	16,589
Interest rate swap valuation adjustment	(1,227)	(1,783)	(2,324)	(3,461)
Interest expense associated with interest rate swaps	1,332	1,619	2,659	3,240
Lease termination income - GAAP(3)	(3,138)	(571)	(3,585)	(571)
NOI - GAAP basis from discontinued operations adjustments	279	144	421	1,436
Net Operating Income - GAAP Basis	$89,664	$100,295	$175,404	$198,307
Net Operating Income from:
Acquisitions(4)	(1,869)	—	(1,869)	—
Dispositions(5)	(275)	(12,810)	(579)	(26,199)
Same Store NOI - GAAP Basis	$87,520	$87,485	$172,956	$172,108

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Includes adjustments for straight-line rent related to lease terminations.

(4)	Includes the following acquisition: 221 Main Street.

(5)
Dispositions include: 200 South Orange Building, 160 Park Avenue, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.